UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013 (November 18, 2013)

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 18, 2013, Management of Cellular Biomedicine Group, Inc (the “Company”), as authorized by the Board of Directors, concluded that the 2012 balances and results of operation as included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 and the unaudited condensed pro forma balance sheet as of December 31, 2012 and 2011 and the audited financial statements for the year ended December 31, 2012 as included in the Company’s Current Report on Form 8-K/A, filed on April 24, 2013 will need to be restated as a result of a failure to recognize stock-based compensation expense during 2011 and 2012 associated with certain restricted stock awards and therefore should no longer be relied upon. The Company has discussed with its independent registered accounting firm regarding this issue.

Based on the above, the Company amended its quarterly report on Form 10-Q for the quarter ended March 31, 2013 on December 6, 2013 and December 12, 2013, respectively, amended its quarterly report on Form 10-Q for the quarter ended June 30, 2013 on December 6, 2013 and December 12, 2013, respectively, and amended Company’s Current Report on Form 8-K/A (filed on April 24, 2013) on December 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLULAR BIOMEDICINE GROUP, INC.

Dated: December 12, 2013	By:	/s/ Andrew Chan
Name: Andrew Chan
Title: Chief Financial Officer